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                                                                 Exhibit (9)(g)


                                  AMENDMENT NO. 2 TO
                        TRANSFER AGENCY AND SERVICES AGREEMENT



          This Amendment No. 2, dated as of March 5, 1998, is entered into between THE GALAXY FUND (the "Fund"), a Massachusetts business trust, and FIRST DATA INVESTOR SERVICES GROUP, INC. ("FDISG"), a Massachusetts corporation.

          WHEREAS, the Fund and FDISG have entered into a Transfer Agency and Services Agreement, dated as of June 1, 1997, as amended on February 27, 1998 (the "Transfer Agency Agreement"), pursuant to which the Fund appointed FDISG to act as the transfer agent, dividend disbursing agent and agent in connection with certain other activities for the Fund's portfolios; and

          WHEREAS, Section 25.1 of the Transfer Agency Agreement provides, in part, that no change, termination, modification or waiver of any term or condition of the Transfer Agency Agreement shall be valid unless in writing signed by each party;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. The following paragraph is added to Schedule A of the Transfer Agency Agreement as Section 10:

          "10. FULFILLMENT.

          FDISG will process and mail Fund marketing literature. Tasks include kit assembly, order processing and mailing of materials. This service may be terminated by the Fund upon ninety (90) days' written notice to FDISG."

          2.   The following is added to Schedule B of the Transfer Agency
Agreement:

-------------------------------------------------------------------------------
 "FULFILLMENT PRICING
-------------------------------------------------------------------------------
 SHAREHOLDER KITS
-------------------------------------------------------------------------------
 Self Mailer (68-71)                                              .1480
-------------------------------------------------------------------------------
 Bond, Equity and Asset Allocation Kits (53-59)                   .1480
-------------------------------------------------------------------------------
 Fleet Payroll Kits - Money Market, Bond, Equity
 (10, 11, 31-33)                                                  .3500
-------------------------------------------------------------------------------
 Money Mkt., Variable Instit. Kits, A/P Form IRA
 & Reg (12, 63, 72, 50, 62)                                       .4300
-------------------------------------------------------------------------------
 Annuity Kit, Exchange and Transfer (93-98)                       .4800
-------------------------------------------------------------------------------

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-------------------------------------------------------------------------------
 IRA, VIP & Retirement Kits (61, 85, 89, 90, 91)                  .6100
-------------------------------------------------------------------------------
 Total Service IRA Kit (91, 100)                                 1.3000
-------------------------------------------------------------------------------
 Annuity Fulfillment (99)                                         .4800
-------------------------------------------------------------------------------
 College Investment Kit (100)                                    2.0000
-------------------------------------------------------------------------------
 New Kits (102, 110, 13)                                          .4000
-------------------------------------------------------------------------------
 Net West S/H Kit (103)                                           .3500
-------------------------------------------------------------------------------
 New Kits (20, 200, 201, 220-222, 109)                            .3500
-------------------------------------------------------------------------------
 New Kits (461A)                                                  .3500
-------------------------------------------------------------------------------
 New Broker Kit (FND-FIS)                                       55.0000
-------------------------------------------------------------------------------
 Investment Spec Report Dec. 1997                                 .1800
-------------------------------------------------------------------------------
 PK (Pro Kit w/supplements) (1-313)                               .0500
-------------------------------------------------------------------------------
 Individual Items - Components                                    .0500
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
 OTHER FULFILLMENT CHARGES                                     9./pallet
-------------------------------------------------------------------------------
 Warehouse Storage
-------------------------------------------------------------------------------
 Transportation Charges - pass through/out-of-pocket
-------------------------------------------------------------------------------
 Print Charges - pass through/out of pocket
-------------------------------------------------------------------------------


          3. Appendix I to the Transfer Agency Agreement is amended and restated in its entirety to read as set forth in Appendix I hereto.

          4. The changes to the Transfer Agency Agreement effected by this Amendment No. 2 shall be effective as of May 1, 1998. Except to the extent amended hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 as of the day and year first above written.



                         THE GALAXY FUND


                         By:
                              --------------------------
                         Name:  John T. O'Neill
                         Title: President


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                         FIRST DATA INVESTOR
                         SERVICES GROUP, INC.


                         By:
                              --------------------------
                         Name:
                                ------------------------
                         Title:
                                ------------------------







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